                                                                     EXHIBIT 4.6

                                                           GLOBAL BOND, SERIES B

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     THIS BOND (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM AND IN ANY EVENT MAY BE SOLD OR OTHERWISE TRANSFERRED ONLY IN ACCORDANCE WITH THE INDENTURE, COPIES OF WHICH ARE AVAILABLE FOR INSPECTION AT THE CORPORATE TRUST OFFICE OF THE TRUSTEE IN NEW YORK, NEW YORK.

     EACH PURCHASER OF THIS BOND IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. EACH HOLDER OF THIS BOND REPRESENTS TO AES RED OAK, L.L.C. (THE "COMPANY") THAT (A) SUCH HOLDER WILL NOT SELL, PLEDGE OR OTHERWISE TRANSFER THIS BOND (WITHOUT THE CONSENT OF THE COMPANY) OTHER THAN (I) TO A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION COMPLYING WITH RULE 144A UNDER THE SECURITIES ACT, (II) IN ACCORDANCE WITH RULE 144 UNDER THE SECURITIES ACT, (III) OUTSIDE THE UNITED STATES OF AMERICA IN A TRANSACTION MEETING THE REQUIREMENTS OF REGULATION S UNDER THE SECURITIES ACT, (IV) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, SUBJECT, IN THE CASE OF CLAUSES (II), (III) OR (IV), TO THE RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL OR SUCH OTHER EVIDENCE ACCEPTABLE TO THE COMPANY THAT SUCH RESALE, PLEDGE, OR TRANSFER IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (V) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND THAT
(B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS BOND OF THE RESALE RESTRICTIONS REFERRED TO HEREIN AND DELIVER TO THE TRANSFEREE (OTHER THAN A QUALIFIED INSTITUTIONAL BUYER) PRIOR TO THE SALE A COPY OF A NOTICE TO INVESTORS (COPIES OF WHICH MAY BE OBTAINED FROM THE TRUSTEE).

                                                                    EXHIBIT 4.6


                               AES RED OAK, L.L.C.

                       9.20% SENIOR SECURED BOND SERIES B

                                    DUE 2029

$160,000,000                                                 CUSIP No. 00103YAB7

     AES RED OAK, L.L.C., a Delaware limited liability company (the "COMPANY"), for value received, hereby promises to pay to CEDE & CO. or registered assigns, the principal sum of One Hundred Sixty Million Dollars ($160,000,000) in consecutive quarterly installments on February 28, May 31, August 31 and November 30 of each year (each such date being a "BOND PAYMENT DATE"), beginning February 28, 2019, in an amount equal to the amount specified for such date on Annex 1 hereto until the outstanding principal hereof is repaid in full, in any coin or currency of the United States of America which at the time of payment is legal tender for public and private debts, and to pay on each Bond Payment Date occurring after the date hereof at said offices or agencies to the registered owner hereof, in like coin or currency, interest on the outstanding principal hereof from the date of issuance hereof at the rate of 9.20% per annum. The final maturity hereof shall be November 30, 2029. All payments of principal of, premium, if any, and interest on this Bond shall be made at the Corporate Trust Office of the Trustee.

     The provisions of this Bond are continued on the reverse hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

     This Bond shall not be entitled to any benefit under the Indenture hereinafter referred to, be valid or become obligatory for any purpose until the Authentication Certificate hereon shall have been signed by or on behalf of the Trustee.

     IN WITNESS WHEREOF, the Company has caused this Bond to be signed in its name by its Authorized Officer.

Dated:  March 15, 2000

                                  AES RED OAK, L.L.C.


                                  By: /s/ Patricia L. Rollin
                                     -------------------------------------------
                                     Name: Patricia L. Rollin
                                     Title: Vice President

                      TRUSTEE'S AUTHENTICATION CERTIFICATE
                      ------------------------------------

     This bond is one of the Bonds referred to in the within-mentioned
Indenture.

                                  THE BANK OF NEW YORK, as Trustee


                                  By: /s/ MaryBeth Lewicki
                                     -------------------------------------------
                                     Authorized Signatory

Dated:  March 15, 2000

                        Reverse of Global Bond, Series B

                               AES RED OAK, L.L.C.

                       9.20% SENIOR SECURED BOND SERIES B

                                    DUE 2029

     This bond is one of an issue of bonds of the Company, issuable in series, and is one of a series known as its 9.20% Senior Secured Bonds Series B Due 2029 (collectively, the "BONDS"), all issued and to be issued under and equally secured (except as to any sinking fund established in accordance with the provisions of the Indenture hereinafter mentioned for the bonds of any particular series) by a Trust Indenture, dated as of March 1, 2000, executed and delivered between the Company and The Bank of New York, as Trustee and Depositary Bank (the "ORIGINAL INDENTURE"), as amended and supplemented by the First Supplemental Indenture, dated as of March 1, 2000, to which the Original Indenture is so amended and supplemented (herein collectively referred to as the "INDENTURE"). A description of the rights of the Bondholders and the terms and conditions upon which the Bonds are issued are set forth in the Indenture. Capitalized terms used but not otherwise defined herein shall have the meanings assigned thereto in the Indenture.

     THE BONDS ARE SUBJECT TO OPTIONAL AND MANDATORY REDEMPTION AND PREPAYMENT AS PROVIDED IN THE INDENTURE.

     As more fully described in the Indenture, the Company has the right, without the consent by Holders of the Bonds, to amend the Indenture in certain respects of the Bondholders. As more fully described in the Indenture, with the consent of Bondholders of not less than a majority in aggregate principal amount of the Bonds of all series then Outstanding, the Company may amend the Indenture in any other respect; provided, however, that no amendment shall, without the consent of the Holder of each Outstanding Bond, (1) change the maturity date of any Bond, or change the amount, of any payment of principal, interest or premium, if any, on any Bond, (2) permit the creation of any lien on the Collateral not otherwise permitted, prior to or on a parity with the lien of the Indenture, or terminate the lien of the Indenture, (3) reduce the percentage of the principal amount of Bonds the Holders of which are required to approve any such amendment or (4) waive a Default in the payment of principal, interest or premium, if any, or the remedies available in the case of an Event of Default.

     The principal hereof may be declared or may become due on the conditions, in the manner and at the time set forth in the Indenture, including an acceleration of payment of the principal upon the occurrence and during the continuance of an Event of Default as in the Indenture provided.

     Recourse under this Bond is limited as set forth under the Indenture. Satisfaction of the obligations of the Company under this Indenture, for the payment of the principal of or premium, if any, or interest on any Bonds, or any part thereof, or for any claim based thereon or otherwise in respect thereof or related thereto, shall be had solely from the Collateral and the assets of the Company and no recourse shall be had in the event of any non-performance by the Company of any such obligations to (i) any assets or properties of the Members (or any Person that controls any Member within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) or (ii) any Affiliate of the Company or any incorporators, officers, directors or employees thereof, and no judgment for any deficiency upon the obligations of the Company under this Indenture, for the payment of the principal of or premium, if any, or interest on any Bonds, or any part thereof, or for any claim based thereon or otherwise in respect thereof or related thereto, shall be obtainable by the Bondholders or the Trustee against any Member or Affiliate of the Company or any other incorporator, stockholder, officer, employee or director, past, present or future of the Company or any Affiliate of the Company; PROVIDED, HOWEVER, that nothing contained herein shall prevent the taking of any action permitted by law against the Company or any of its Affiliates, or in any way affect or impair the rights of the Trustee or Bondholders to take any action permitted by law, in either case to realize upon the collateral and, PROVIDED FURTHER, that nothing herein shall be deemed to affect the obligations of any Affiliate of the Company under any Transaction Document to which such Affiliate is a party.

     The Bonds are issuable only as registered bonds without coupons in denominations of $100,000 and integral multiples of $1,000 in excess thereof and authorized multiples thereof. This Bond is transferable as prescribed in the Indenture by the registered owner hereof, in person or by attorney duly authorized, at the Corporate Trust Office of the Trustee, upon surrender and cancellation of this Bond, and thereupon a new registered Bond or Bonds for a like principal amount in authorized denominations will be issued to the transferee in exchange therefor, as provided in the Indenture, and upon payment, if the Company shall require it, of the transfer charges therein prescribed. The Company and the Trustee shall deem and treat the person in whose name this Bond is registered as the absolute owner for the purpose of receiving payment of or on account of the principal and interest due hereon and for all other purposes. Registered Bonds shall be exchangeable at said office of the Trustee for registered Bonds of other authorized denominations having the same aggregate principal amount, in the manner and upon the conditions prescribed in the Indenture. Notwithstanding any provision of the Indenture, (a) neither the Company nor the Trustee shall be required to make transfers or exchanges of Bonds during the period between any interest payment date for such Bonds and the Regular Record Date next preceding such interest payment date, and (b) no charge shall be made upon any transfer or exchange of Bonds other than for any tax or taxes or other government charges required to be paid by the Company.

     All payments of principal and interest with respect to certificated Bonds will be made by dollar check drawn on a bank in The City of New York or, for Bondholders of at least U.S.$1,000,000 in aggregate principal amount of Bonds, by wire transfer to a dollar account maintained by the payee with a bank in the United States; PROVIDED, that a written request from such Bondholder to such effect designating such account is received by the Trustee or the Paying Agent no later than the Regular Record Date immediately preceding such Bond Payment Date. Unless such designation is revoked, any such designation made by such person with respect to such certificated Bonds will remain in effect with respect to any future payments with respect to such certificated Bond payable to such person.

                                     ANNEX 1
                                     -------

                 PERCENTAGE OF ORIGINAL PRINCIPAL AMOUNT PAYABLE
                 -----------------------------------------------

                                 SERIES B BONDS
                                 --------------



     YEAR       FEBRUARY 28      MAY 31        AUGUST 31       NOVEMBER 30      Annual Total
     ----       -----------      ------        ---------       -----------

     2019         1.9180%       1.9180%         2.3442%          2.3442%           8.5244%
     2020         3.4608%       3.4608%         4.9290%          4.9290%          16.7796%
     2021         3.6665%       3.6665%         6.1109%          6.1109%          19.5548%
     2022         1.1946%       1.1946%         1.1946%          1.1946%           4.7784%
     2023         1.4740%       1.4740%         1.4740%          1.4740%           5.8959%
     2024         1.6322%       1.6322%         1.6322%          1.6322%           6.5290%
     2025         1.6048%       1.6048%         1.6048%          1.6048%           6.4192%
     2026         1.6957%       1.6957%         1.6957%          1.6957%           6.7829%
     2027         1.8993%       1.8993%         1.8993%          1.8993%           7.5972%
     2028         2.0449%       2.0449%         2.0449%          2.0449%           8.1797%
     2029         2.2398%       2.2398%         2.2398%          2.2398%           8.9590%
                                                                                   100.00%


     At the direction of the Company, the Trustee shall round principal amounts to be redeemed to the nearest $1,000.